Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of McAfee Corp. of our report dated March 1, 2021 relating to the financial statements of McAfee Corp., except for the effects of discontinued operations discussed in Note 1 to the consolidated financial statements, as to which the date is August 2, 2021, which appears in this Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas September 7, 2021